EXHIBIT 23.2


                      CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of The Walt
Disney Company for the registration of 10,000,000 shares of its common stock and to the incorporation by reference therein of our report dated March 8, 1996 with respect to the consolidated financial statements and schedules of ABC, Inc. (formerly Capital Cities/ABC, Inc.) included in its Form 8-K dated March 30, 1996, filed with the Securities and Exchange Commission.




                                   /s/ ERNST & YOUNG LLP

New York, New York
August 22, 1997